Exhibit 99.3

August 14, 2023

The Board of Directors

Inpixon

2479 E. Bayshore Rd, Suite 195

Palo Alto, CA 94303

Members of the Board:

We hereby consent to (i) the inclusion of our opinion letters, dated July 24, 2023 to the Board of Directors of Inpixon in the registration statement on Form S-4 being filed on August 14, 2023 (the “Registration Statement”), and to the references made to our firm and such opinion in the Registration Statement. Notwithstanding the foregoing, in giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Nathan Johnson
Gemini Valuation Services